Exhibit 10.2

EXECUTION

FIRST AMENDMENT

First Amendment, dated as of June 25, 2014 (this “Amendment”), to the Credit Agreement (as defined below) and the Security Agreement (as defined below), by and among Endurance Specialty Holdings Ltd., a company organized under the laws of Bermuda (the “Parent Borrower”), each Designated Subsidiary Borrower (as defined in the Credit Agreement (as defined below)) party hereto, Deutsche Bank Trust Company Americas, as Collateral Agent under the Security Agreement (as defined below) and the lending institutions party hereto.

WHEREAS, the Parent Borrower, the lending institutions from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) and the Designated Subsidiary Borrowers from time to time party thereto entered into that certain Credit Agreement dated as of April 19, 2012 (the “Credit Agreement”);

WHEREAS, the Parent Borrower, the Designated Subsidiary Borrowers from time to time party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent and as Custodian (the “Collateral Agent”), and the Administrative Agent entered into that certain Pledge and Security Agreement, dated as of April 19, 2012 (the “Security Agreement”);

WHEREAS, each Borrower and the Required Lenders (as defined in the Credit Agreement) have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement in the manner set forth herein; and

WHEREAS, each Borrower, the Collateral Agent, the Required Lenders and the Majority Tranche 1 Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend the Security Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement (as amended hereby).

SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 6.01 of the Credit Agreement is hereby amended to delete the reference to “and each of its” immediately after the phrase “Parent Borrower” in the first line thereof and replace such reference with “, each of the Designated Subsidiary Borrowers and each of the Material”.

(b) Section 6.05(b) of the Credit Agreement is hereby amended to (1) delete the first reference to “or other Indebtedness or financing of any Borrower, nor the use” appearing therein and replace such reference with “or the issuance of any Letters of Credit, nor the use by any Borrower or any Subsidiary” and (2) delete the second reference to “or other Indebtedness or financing of any Borrower will be used” appearing therein and replace such reference with “(except as specifically set forth in Section 6.05(a)(iii)) or any Letter of Credit will be used by any Borrower or any Subsidiary”.

(c) Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.18 Anti-Corruption Laws and Sanctions. The Parent Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents who have authority to underwrite insurance policies on behalf of the Parent Borrower or any of its Subsidiaries with Anti-Corruption Laws and applicable Sanctions, and the Parent Borrower and its Subsidiaries are in compliance with applicable Sanctions in all material respects. None of the Parent Borrower, any Subsidiary or, to the knowledge of the Parent Borrower or such Subsidiary, any of their respective directors, officers or employees is a Sanctioned Person.”

(d) Section 7.01(g)(iv) of the Credit Agreement is hereby amended to insert the phrase “which would be materially adverse to any Regulated Insurance Company” immediately following the phrase “or the taking of any other action” appearing therein.

(e) Section 7.06 of the Credit Agreement is hereby amended by adding at the end of such section the following:

“The Parent Borrower will, and will cause each of its Subsidiaries to, maintain in effect and enforce policies and procedures designed to promote compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents who have authority to underwrite insurance policies on behalf of the Parent Borrower or any of its Subsidiaries with Anti-Corruption Laws and applicable Sanctions.”

(f) Section 8.02(a)(i) of the Credit Agreement is hereby amended to (1) add the words “or other entity” immediately after the word “corporation” in each place where such word appears in clause (i) thereof, (2) add the phrase “(or, in the case of any merger, consolidation or amalgamation consummated in connection with the Transaction, no Event of Default pursuant to Section 9.01(i), 9.01(ii) or 9.05)” immediately after the phrase “no Default or Event of Default” appearing in clause (y) thereof, (3) add a reference to “, consolidate” immediately after the word “merge” in each place where such word appears in clause (i) thereof and (4) add a reference to “, consolidation” immediately after the word “merger” in each place where such word appears in clause (i) thereof.

(g) Section 8.02(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) Subsidiaries of the Parent Borrower may merge, consolidate or amalgamate with one another or with any other Person so long as the surviving entity is a Subsidiary of the Parent Borrower (subject, in the case of mergers, consolidations or amalgamations involving the Parent Borrower or Designated Subsidiary Borrowers, to compliance with the preceding clause (i)) and, with respect to any such merger, consolidation or amalgamation of any Subsidiary with another Person that is not the Parent Borrower or a Subsidiary, immediately after giving effect to any such merger, consolidation or amalgamation, no Default or Event of Default (or, in the case of any merger, consolidation or amalgamation consummated in connection with the Transaction, no Event of Default pursuant to Section 9.01(i), 9.01(ii) or 9.05) shall have occurred and be continuing”

(h) Section 8.02(b) of the Credit Agreement is hereby amended to insert the words “other than Unrestricted Margin Stock” immediately following the words “with or without recourse)” set forth therein.

(i) Section 8.02(c) of the Credit Agreement is hereby amended to insert the phrase “(or, in the case of any such acquisition consummated in connection with the Transaction, no Event of Default pursuant to Section 9.01(i), 9.01(ii) or 9.05)” immediately after the phrase “no Default or Event of Default” set forth therein.

(j) Section 8.03 of the Credit Agreement is hereby amended to insert the words “(other than Unrestricted Margin Stock)” immediately following the words “tangible or intangible” in the second line thereof.

(k) Section 8.04(b) of the Credit Agreement is hereby amended to (1) delete clause (v) appearing therein and replace such clause (v) with the following clause (v):

“(v) (A) Indebtedness of any Person existing at the time such Person is merged, consolidated or amalgamated with or into the Parent Borrower or any of its Subsidiaries and not created in contemplation of such event and any refinancings, renewals, extensions, restructurings or replacements thereof (without increasing, or shortening the maturity of, the principal amount thereof except by the amount of accrued and unpaid interest and premium thereon and reasonable and customary fees and expenses in connection therewith) and (B) Indebtedness in an aggregate principal amount outstanding at any time not exceeding 10% of Consolidated Tangible Net Worth,”

and (2) delete clauses (vii) and (viii) appearing therein and replace such clauses (vii) and (viii) with the following clauses (vii) and (viii),

“(vii) other unsecured Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding, and”

“(viii) letters of credit (other than Letters of Credit issued pursuant to this Agreement) in an aggregate amount not to exceed $300,000,000 at any time outstanding.”

(l) Section 8.09 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Parent Borrower will not permit the Leverage Ratio at any time to be greater than 0.35:1.00; provided that during the period commencing on the date of the consummation of the Transaction and ending on the last day of the third full fiscal quarter following the consummation of the Transaction, the Leverage Ratio may exceed 0.35:1.00 but shall in no event be greater than 0.40:1.00.”

(m) Section 8.11 of the Credit Agreement is hereby amended to add the phrase “to the extent any such Private Act is materially adverse to the Lenders” at the end of such section before the period.

(n) Section 8.12 of the Credit Agreement is hereby amended to delete the word “and” immediately before clause (iii) and replace it with a comma and add the following after clause (iii) before the period:

“, (iv) prohibitions or restrictions existing under or by reason of any Indebtedness incurred to finance the Transaction or the documents executed in connection therewith, in each case solely to the extent such prohibitions or restrictions are no more burdensome on the Parent Borrower and its Subsidiaries than those set forth herein and (v) prohibitions or restrictions applicable to the Specified Entity or any of its Subsidiaries or any of their respective assets at the time the Specified Entity is merged, consolidated or amalgamated with or into the Parent Borrower or any of its Subsidiaries and not created in contemplation of the Transaction.”

(o) A new Section 8.14 is added to the Credit Agreement immediately following Section 8.13, as follows:

“Use of Proceeds. Neither the Parent Borrower nor any of its Subsidiaries shall use the proceeds of any Revolving Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws, or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country.”

(p) Section 9.03 of the Credit Agreement is hereby amended to delete the reference to “Section 7.02(ii),” therefrom.

(q) Section 9.04 of the Credit Agreement is hereby amended (1) to delete each reference to “$50,000,000” therein and replace each such reference with “$100,000,000”, (2) to insert the words “(other than any such default, event or condition arising solely out of the violation by the Parent Borrower or any of its Subsidiaries of any covenant or agreement in any way restricting the Parent Borrower’s or any such Subsidiary’s right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock)” immediately following the words “or condition exist” in clause (a)(ii) thereof and (3) to insert the words “unless such

Indebtedness is declared due and payable, or required to be prepaid, solely by reason of the violation by the Parent Borrower or any of its Subsidiaries of any covenant or agreement in any way restricting the Parent Borrower’s or any such Subsidiary’s right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock” immediately following the words “prior to the stated maturity thereof” in clause (b) thereof.

(r) Section 9.06 of the Credit Agreement is hereby amended to delete the reference to “$30,000,000” therein and to replace such reference with “$60,000,000.”

(s) Section 9.07 of the Credit Agreement is hereby amended to delete the reference to “$75,000,000” therein and to replace such reference with “$100,000,000.”

(t) Section 10 of the Credit Agreement is amended to add the following definitions thereto in appropriate alphabetical order and, where applicable, delete and replace in their entirety the corresponding previously existing definitions:

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, and other laws, rules and regulations of any jurisdiction applicable to the Parent Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Restricted Margin Stock” shall mean Margin Stock owned by the Parent Borrower or any of its Subsidiaries which represents not more than 25% of the aggregate value (determined in accordance with Regulation U of the Board of Governors of the Federal Reserve System), on a consolidated basis, of the property and assets of the Parent Borrower and its Subsidiaries (including any Margin Stock) that is subject to the provision of Sections 8.02 and 8.03.

“Sanctioned Country” shall mean, at any time, a country or territory that is itself the subject or target of any Sanctions (as of June 24, 2014, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person more than 50% owned or controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.

“Specified Entity” shall mean Aspen Insurance Holdings Limited, a Bermuda company.

“Transaction” shall mean the acquisition, directly or indirectly by the Parent Borrower, of at least a majority of the outstanding ordinary shares of the Specified Entity or all or a substantial portion of the assets of the Specified Entity and its Subsidiaries in one or a series of transactions, including, without limitation, the merger of the Specified Entity with the Parent Borrower or a Subsidiary.

“Unrestricted Margin Stock” shall mean any Margin Stock owned by the Parent Borrower or any of its Subsidiaries which is not Restricted Margin Stock.

(u) The definition of “Eurodollar Rate” appearing in Section 10 of the Credit Agreement is amended and restated in its entirety as follows:

“Eurodollar Rate” shall mean with respect to any Eurodollar Loan for any Interest Period, (i) the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period (provided that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Rate shall be the Interpolated Rate at such time; provided further that, if any such rate is less than 0%, such rate will be deemed to be 0%) divided (and rounded upward to the next whole multiple of 1/100 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). “Interpolated Rate” shall mean, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

(v) The definition of “Lender Default” appearing in Section 10 of the Credit Agreement is amended to delete the reference to “in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority” and replace such reference with “unless such refusal or notification indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to provide its portion of such Borrowing or otherwise comply with its obligations under Sections 1.01, 2A or 2B has not been satisfied and has not been waived by the Lenders in accordance with Section 12.11”.

(w) The definition of “Material Adverse Effect” appearing in Section 10 of the Credit Agreement is amended to (1) delete the reference to “, property” after the words “effect on the business, operations” appearing therein and (2) add the word “payment” immediately prior to the word “obligations” appearing therein.

(x) Section 12.04(b) of the Credit Agreement is hereby amended to insert the words “or any other central bank having jurisdiction over such Lender” immediately following each reference to “Federal Reserve Bank” appearing in the last sentence thereof.

(y) Section 12.07 of the Credit Agreement is hereby amended by adding a new clause (d) at the end of such section as follows:

(d) Unless otherwise expressly provided herein, (a) references to organization documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, subject to any restrictions on such amendments, restatements, extensions, supplements and other modifications set forth herein or in any other Credit Document; and (b) references to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, rule or regulation.

SECTION 3. Amendments to the Security Agreement. Section 4.01 of the Security Agreement is hereby amended by deleting the period at the end of clause (e) thereof and substituting in lieu thereof the following:

“; provided, however, that notwithstanding anything to the contrary in this Agreement or the other Credit Documents, this Agreement shall not constitute a grant of a security interest in (and the Collateral shall not include) any Margin Stock.”

SECTION 4.Representations and Warranties. Each Borrower hereby represents and warrants to the Lenders that as of the First Effective Date or the Second Effective Date, as applicable and after giving effect hereto:

(a) this Amendment has been duly authorized, executed and delivered by such Borrower, and each of this Amendment and the Credit Agreement (as amended hereby) constitutes such Borrower’s legal, valid and binding obligation, enforceable against it in accordance with its terms,

(b) no Default or Event of Default has occurred and is continuing, and

(c) all representations and warranties of such Borrower contained in the Credit Agreement (as amended hereby) and the other Credit Documents are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct in all material respects as of such earlier date).

SECTION 5. Effectiveness.

(a) This Amendment (other than the amendments set forth in Sections 2(k)(2), 2(l), 2(q)(1), 2(r) and 2(s) hereof) shall become effective as of the first date (the “First Effective Date”) on which the following conditions are satisfied:

(i) the Administrative Agent shall have received counterparts hereof duly executed and delivered by each Borrower, the Required Lenders, the Majority Tranche 1 Lenders and the Collateral Agent;

(ii) all representations and warranties of the Borrowers contained in the Credit Agreement (as amended hereby) and the other Credit Documents shall be true and correct in all material respects (except with respect to representations and warranties expressly made only as of an earlier date, which representations shall be true and correct in all material respects as of such earlier date);

(iii) there shall exist no Default or Event of Default; and

(iv) receipt by the Administrative Agent of all reasonable out-of-pocket costs and expenses of the Administrative Agent for which invoices have been presented at least one Business Day prior to the First Effective Date.

(b) The amendments set forth in Sections 2(k)(2), 2(l), 2(q)(1), 2(r) and 2(s) shall become effective on the first date (the “Second Effective Date”) on which the First Effective Date shall have occurred and the Transaction shall have been consummated.

SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement as amended hereby and the other Credit Documents. All representations and warranties made by each Borrower herein shall be deemed made under the Credit Agreement with the same force and effect as if set forth in full therein. On and after the First Effective Date or the Second Effective Date, as applicable, any reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Credit Document, shall mean the Credit Agreement as modified hereby.

SECTION 7. Expenses. The Borrowers agree to pay and reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses in connection with this Amendment, including the reasonable fees and disbursements of its counsel.

SECTION 8. Consent. Each of the Borrowers hereby consents to this Amendment, and to the amendments and modifications to the Credit Agreement pursuant hereto and acknowledges the effectiveness and continuing validity of its obligations under or with respect to the Credit Agreement, any Security Document and any other Credit Document, as applicable, and its liability for the Obligations pursuant to the terms thereof and that such obligations are without defense, setoff and counterclaim.

SECTION 9. Governing Law; Counterparts.

(a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile or other electronic imaging means of the relevant executed signature pages hereof.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ Michael J. McGuire
	Name:	Michael J. McGuire
	Title:	Chief Financial Officer

ENDURANCE SPECIALTY INSURANCE LTD.

By:	/s/ Michael J. McGuire
	Name:	Michael J. McGuire
	Title:	Chief Financial Officer

ENDURANCE U.S. HOLDINGS CORP.

By:	/s/ Daniel S. Lurie
	Name:	Daniel S. Lurie
	Title:	President

ENDURANCE WORLDWIDE HOLDINGS LIMITED

By:	/s/ Daniel S. Lurie
	Name:	Daniel S. Lurie
	Title:	Secretary

ENDURANCE WORLDWIDE INSURANCE LIMITED

By:	/s/ Daniel S. Lurie
	Name:	Daniel S. Lurie
	Title:	Secretary

[Signature Page to First Amendment to the Credit Agreement]

ENDURANCE REINSURANCE CORPORATION OF AMERICA

By:	/s/ Daniel S. Lurie
Name: Daniel S. Lurie
Title: Secretary

ENDURANCE AMERICAN INSURANCE COMPANY

By:	/s/ Daniel S. Lurie
Name: Daniel S. Lurie
Title: Secretary

ENDURANCE AMERICAN SPECIALTY INSURANCE COMPANY

By:	/s/ Daniel S. Lurie
Name: Daniel S. Lurie
Title: Secretary

ARMTECH HOLDINGS, INC.

By:	/s/ Daniel S. Lurie
Name: Daniel S. Lurie
Title: Secretary

[Signature Page to First Amendment to the Credit Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and Custodian under the Security Agreement

By:	/s/ Waseem A. Chaudhry
Name: Waseem A. Chaudhry
Title: Assistant Vice President

By:	/s/ Lucy Hsieh
Name: Lucy Hsieh
Title: Assistant Vice President

[Signature Page to First Amendment to the Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Richard Barracato
Name: Richard Barracato
Title: Vice President

[Signature Page to First Amendment to the Credit Agreement]

Bank of Montreal, as Lender

By:	/s/ Joan Spiotto
Name: Joan Spiotto
Title: Vice President

[Signature Page to First Amendment to the Credit Agreement]

Wells Fargo Bank, National Association, as Lender

By:	/s/ Grainne M. Pergolini
	Name:	Grainne M. Pergolini
	Title:	Director

[Signature Page to First Amendment to the Credit Agreement]

LLOYDS BANK PLC, as Lender

By:	/s/ Stephen Giacolone
Name: Stephen Giacolone G011
Title: Assistant Vice President

By:	/s/ David Popat
Name: David Popat P003
Title: Senior Vice President

[Signature Page to First Amendment to the Credit Agreement]

ING BANK N.V., London Branch, as Lender

By:	/s/ M E R Sharman
Name: M E R Sharman
Title: Managing Director

By:	/s/ M Foren
Name: M Froen
Title: Director

[Signature Page to First Amendment to the Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

By:	/s/ Yvonne Tilden
Name: Yvonne Tilden
Title: Director

[Signature Page to First Amendment to the Credit Agreement]

NATIONAL AUSTRALIA BANK LIMITED, as Lender

By:	/s/ Helen Hsu
Name: Helen Hsu
Title: Director

[Signature Page to First Amendment to the Credit Agreement]

Australia and New Zealand Banking Group Limited, as Lender

By:	/s/ Damodar Menon
Name: Damodar Menon
Title: Executive Director

[Signature Page to First Amendment to the Credit Agreement]

BARCLAYS BANK PLC, as Lender

By:	/s/ Karla K. Maloof
Name: Karla K. Maloof
Title: Head of Insurance North America, Corporate Banking

[Signature Page to First Amendment to the Credit Agreement]

HSBC Bank USA, National Association, as Lender

By:	/s/ Jody T Feldman
Name: Jody T Feldman
Title: Director

[Signature Page to First Amendment to the Credit Agreement]

The Bank of Nova Scotia, as Lender

By:	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

[Signature Page to First Amendment to the Credit Agreement]